UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices) (Zip Code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Geoffrey P. Allman Designated as Chief Accounting Officer

On July 24, 2015, the Board of Directors (the “Board”) of Lincoln Electric Holdings, Inc. (the “Company”) designated Geoffrey P. Allman as its Chief Accounting Officer. Mr. Allman, age 45, has served as Senior Vice President since January 1, 2014. Mr. Allman has also served as Corporate Controller since July 2012. Prior to his service as Corporate Controller, Mr. Allman was Regional Finance Director, North America, a position he held from October 2009 through July 2012.

Vincent K. Petrella, who was the Company’s Principal Accounting Officer prior to Mr. Allman’s appointment, continues to serve as Executive Vice President, Chief Financial Officer and Treasurer and the Company’s Principal Financial Officer.

Michael F. Hilton Elected to the Company’s Board of Directors

On July 27, 2015, the Board elected Michael F. Hilton as a member of the Board in the class of Directors that will stand for re-election at the Company’s 2016 Annual Meeting of Shareholders. Mr. Hilton was also appointed to the Audit and Nominating and Corporate Governance Committees of the Board. Mr. Hilton is President, Chief Executive Officer and Director of Nordson Corporation, which engineers, manufactures and markets differentiated products and systems used for the precision dispensing of adhesives, coatings, sealants, biomaterials, polymers, plastics and other materials, fluid management, test and inspection, UV curing and plasma surface treatment, and a director of Ryder System, Inc., a provider of transportation, logistics and supply chain management solutions.

The Board has determined that Mr. Hilton is independent under the listing standards of the Nasdaq stock market. There is no arrangement or understanding between Mr. Hilton and any other persons pursuant to which Mr. Hilton was elected as a Director.

As a non-employee Director, Mr. Hilton will receive compensation in the same manner as the Company’s other non-employee Directors, which compensation was previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2015. Mr. Hilton received 586 shares of restricted stock under the Company’s 2015 Stock Plan for Non-Employee Directors in connection with his election to the Board. The form of restricted stock agreement is attached hereto as Exhibit 10.1.

The Company will enter into its standard indemnification agreement with Mr. Hilton (the “Indemnification Agreement”). The form of the Indemnification Agreement is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 29, 2012 and is incorporated herein by reference. The Indemnification Agreement supplements the indemnification coverage afforded by the Company’s Amended and Restated Code of Regulations under Ohio law.

A copy of the press release announcing Mr. Hilton’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Restricted Share Agreement for Non-Employee Directors

99.1	Press Release announcing the election of Michael F. Hilton to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: July 29, 2015	By:	/s/ Frederick G. Stueber
Frederick G. Stueber
Executive Vice President, General Counsel & Secretary

LINCOLN ELECTRIC HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Form of Restricted Share Agreement for Non-Employee Directors

99.1	Press Release announcing the election of Michael F. Hilton to the Board of Directors of Lincoln Electric Holdings, Inc.